Exhibit 99.3

Pro Forma Financial Information.

Introduction to Unaudited Pro Forma Condensed Consolidated Financial Information

On July 3, 2014, Chanticleer Holdings, Inc., a Delaware corporation (“Chanticleer” or “the Company”), filed a Form 8-K to report its acquisition of a sixty percent (60%) ownership interest in Hoot Parramatta Pty Ltd, Hoot Australia Pty Ltd, Hoot Penrith Pty Ltd, and TMIX Management Australia Pty Ltd (collectively, the “Australian Entities”), which own, operate, and manage Hooters restaurant locations and gaming operations in Australia. The ownership interest in the Australian Entities was purchased from the respective entities in exchange for a debt assumption, whereby the Company agreed to assume a five million dollar ($5,000,000) debt and issued two hundred fifty thousand (250,000) warrants to purchase shares of the Company’s Common Stock. The debt is collateralized by Chanticleer’s assets including all accounts, documents, instruments, general intangibles, chattel paper, equipment, inventory, personal property, intellectual property and all other business assets of Chanticleer, secondary to a first lien on all the Company’s assets . The 5,000,000 debt is to be repaid in three installments as follows: $2,000,000 on or before December 31, 2014, $2,000,000 on or before June 30, 2015, $1,000,000 plus interest and all other fees on or before December 31, 2015. Warrants were fair valued at $515,600 using a Black-scholes valuation model. The acquisition was accounted for using the purchase method in accordance with ASC 805, “Business Combinations”.

The following unaudited pro forma condensed consolidated financial information gives effect to the above described acquisition. The following unaudited pro forma condensed consolidated balance sheet combines the balance sheet of Chanticleer with the Australian Entities as of June 30, 2014, as if the acquisition occurred on that date. The following unaudited pro forma condensed consolidated statements of operations combine the results of operations of Chanticleer with the Australian Entities for the year ended December 31, 2013, and the six month period ended June 30, 2014, as if the acquisition of the Australian Entities had been completed as the beginning of the periods indicated.

The following unaudited pro forma condensed consolidated financial information is based on historical amounts for the year ended December 31, 2013 and the six months ended June 30, 2014 and certain amounts at the close of the acquisition. The information presented is for illustrative purposes only and is not necessarily indicative of the results of operations of the consolidated company that would have occurred had the acquisition been completed as of the beginning of the periods indicated or that may be attained in the future. Actual future results will likely be materially different from these pro forma results. This unaudited pro forma financial information should be read in conjunction with the historical financial information of Chanticleer and the Australian Entities included elsewhere in this report and in other reports and documents Chanticleer files with the United States Securities and Exchange Commission.

Chanticleer Holdings, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Balance Sheets

(Unaudited)

As of June 30, 2014

ASSETS	Chanticleer (a)	Hooters Australia (b)	Pro forma adjustments (c)		Pro Forma Total
Current assets:
Cash	$273,378	$2,077	$-		$275,455
Accounts receivable and other receivables	163,564	-			163,564
Inventory	475,459	47,777			523,236
Due from related parties	113,481	-			113,481
Prepaid expenses and other current assets	552,490	18,109			570,599
TOTAL CURRENT ASSETS	1,578,372	67,963	-		1,646,335
Property and equipment, net	12,697,117	1,603,557			14,300,674
Intangible assets, net	12,790,757	220,500	8,797,183	(c)	21,808,440
Investments at fair value	35,362	-			35,362
Other investments	1,550,000	-			1,550,000
Deposits and other assets	517,526	-			517,526
TOTAL ASSETS	$29,169,134	$1,892,020	$8,797,183		$39,858,537

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

Current maturities of long term debt and notes payable	$1,959,579	$-			$1,959,579
Current maturities of convertible note payable, net	289,917	-			289,917
Derivative liability	1,734,500	-			1,734,500
Accounts payable and accrued expenses	3,572,145	1,467,517			5,039,662
Current maturities of capital leases payable	58,630	-			58,630
Deferred rent	111,722	29,019			140,741
Loan payable	1,571,646	-	3,868,600	(c)(e)	5,440,246
Due to related parties	12,191	-			12,191
TOTAL CURRENT LIABILITIES	9,310,330	1,496,536	3,868,600		14,675,466
Capital leases payable, less current maturities	73,033	-			73,033
Convertible note payable, net	916,667	-			916,667
Deferred rent	1,852,611	-			1,852,611
Deferred tax liabilities	1,275,317	-			1,275,317
Long-term debt, less current maturities	180,874	-	1,000,000	(c)	1,180,874
TOTAL LIABILITIES	13,608,832	1,496,536	4,868,600		19,973,968

Commitments and contingencies
Stockholders' equity:
Common stock: $0.0001 par value; authorized 20,000,000
shares; issued and outstanding 6,499,433 at June 30, 2014	652	306	(306)	(d)	652
Additional paid in capital	31,159,996	-	515,600	(c)	31,675,596
Other comprehensive (loss) income	(30,339)	122,776	(122,776)	(d)	(30,339)
Advances from/to stockholders	-	429,514	(429,514)		-
Accumulated (deficit) earnings	(17,334,191)	157,112	288,512	(d), (e)	(17,215,306)
Non-controlling interest	1,764,184	-	3,677,067	(c)	5,441,251
TOTAL STOCKHOLDERS' EQUITY	15,560,302	395,484	3,928,583		19,871,854
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$29,169,134	$1,892,020	$8,797,183		$39,845,822

See accompanying notes to unaudited condensed consolidating financial statements

* A final valuation of the assets and liabilities and purchase price allocation of the Australian entities has not been completed as of this reporting period. Consequently, the purchase price was preliminarily allocated based upon the asset and liability amounts in the Australian entities accounting records with the excess classified as intangibles assets. These amounts are subject to revision upon the completion of formal studies and valuations which will occur during the quarter of 2014.

Chanticleer Holdings, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Statements of Operations

(Unaudited)

For the Year Ended December 31, 2013

	Chanticleer (a)	Hooters Australia (b)	Pro forma Adj		Pro Forma Total
Revenue:
Restaurant sales, net	$8,144,035	$6,143,129			$14,287,164
Gaming income, net			304,101	(c)	304,101
Management fee income - non-affiliates	103,452	-			103,452
Total revenue	8,247,487	6,143,129	-		14,694,717
Expenses:
Restaurant cost of sales	3,031,457	1,496,673			4,528,130
Restaurant operating expenses	4,909,580	2,986,500			7,896,080
Restaurant pre-opening expenses	56,902	-			56,902
General and administrative expenses	4,233,629	1,239,306			5,472,935
Depreciation and amortization	622,274	189,771			812,045
Total expenses	12,853,842	5,912,250	-		18,766,092
(Loss) profit from operations	(4,606,355)	230,879	-		(4,071,375)
Other income (expense)
Equity in losses of investments	(125,017)	-			(125,017)
Interest and other income	82,411	-			82,411
Interest expense	(757,733)	-			(757,733)
Change in fair value of derivative liabilities	119,600	-			119,600
Total other expense	(680,739)	-	-		(680,739)
(Loss) profit from continuing operations before income taxes	(5,287,094)	230,879	-		(4,752,114)
Provision for income taxes	40,935	(69,264)			(28,329)
Loss from continuing operations	(5,328,029)	161,615	-		(4,723,785)
Loss from discontinued operations, net of taxes	(25,215)	-			(25,215)
Consolidated net (loss) income	(5,353,244)	161,615	-		(4,749,000)
Less: Net loss attributable to non-controlling interest	139,125		64,646	(d)	203,771
Net (loss) income attributable to Chanticleer Holdings, Inc.	$(5,214,119)	$161,615	$-		$(4,545,229)

Net (loss) income attributable to Chanticleer Holdings, Inc.:
(Loss) income from continuing operations	$(5,188,904)	$161,615	$-		$(5,027,289)
Loss from discontinued operations	(25,215)	-			(25,215)
	$(5,214,119)	$161,615	$-		$(5,052,504)
Other comprehensive loss:
Unrealized loss on available-for-sale securities (none applies to
non-controlling interest)	$3,984	$-	$-		(261,404)
Foreign translation income	90,384	523	-		90,907
Other comprehensive loss	$(5,119,751)	$162,138	$-		$(5,223,001)
Net loss per attributable to Chanticleer Holdings, Inc. per common share, basic and diluted:
Continuing operations attributable to common shareholders, basic and diluted	$(1.20)				$(1.16)
Discontinued operations attributable to common shareholders, basic and diluted	$(0.01)		-		$(0.01)
	$(1.19)	$-	$-		$(1.16)
Weighted average shares outstanding, basic and diluted	4,365,468				4,365,468

See accompanying notes to Pro Forma unaudited condensed consolidated financial statements.

Chanticleer Holdings, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Statements of Operations

(Unaudited)

For the Six Months Ended June 30, 2014

	Chanticleer (a)	Hooters Australia (b)	Pro forma Adjusts		Pro Forma Total
Revenue:
Restaurant sales, net	$12,365,870	$2,807,547			$15,173,417
Gaming income, net	131,235		131,400	(c)	262,635
Management fee income - non-affiliates	50,151	-			50,151
Total revenue	12,547,256	2,807,547	131,400		15,486,203
Expenses:
Restaurant cost of sales	4,437,907	698,368			5,136,275
Restaurant operating expenses	7,294,226	1,407,644			8,701,870
Restaurant pre-opening expenses	260,981	-			260,981
General and administrative expenses	2,860,453	503,164			3,363,617
Depreciation and amortization	777,375	94,886			872,261
Total expenses	15,630,942	2,704,062	-		18,335,004
(Loss) income from operations	(3,083,686)	103,485	131,400		(2,848,801)
Other income (expense)
Equity in losses of investments	(40,694)	-			(40,694)
Realized gains	101,472	-			101,472
Miscellaneous income	7,838	-			7,838
Change in fair value of derivative liability	704,200	-			704,200
Interest expense	(687,541)	-			(687,541)
Total other expense	85,275	-	-		85,275
(Loss) income from operations before income taxes	(2,998,411)	103,485	131,400		(2,763,526)
(Provision) expense for income taxes	(7,509)	31,046			23,537
Consolidated net (loss) income	(2,990,902)	72,439	131,400		(2,787,063)
Less: Net loss (income) attributable to	129,528	(28,976)	(8,573)	(d)	91,979
non-controlling interest
Net (loss) income attributable to Chanticleer Holdings, Inc.	$(2,861,374)	$43,463	$122,827		$(2,695,084)

Other comprehensive income (loss):
Unrealized loss on available-for-sale securities
(none applies to non-controlling interest)	$(15,527)	$-	$-		$(15,527)
Foreign translation income (loss)	51,165	(40,866)	-		10,299
Other comprehensive (loss) income	$35,638	$(40,866)	$-		$(5,228)

Net loss attributable to Chanticleer Holdings, Inc. per
common share, basic and diluted:	$(0.47)				$(0.44)

Weighted average shares outstanding, basic and diluted	6,152,931	-	-		6,152,931

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

CHANTICLEER HOLDINGS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ACQUISITION

On July 3, 2014, Chanticleer Holdings, Inc., a Delaware corporation (“Chanticleer” or “the Company”), filed a Form 8-K to report its acquisition of a sixty percent (60%) ownership interest in Hoot Parramatta Pty Ltd, Hoot Australia Pty Ltd, Hoot Penrith Pty Ltd, and TMIX Management Australia Pty Ltd (collectively, the “Australian Entities”), which own, operate, and manage Hooters restaurant locations and gaming operations in Australia. The ownership interest in the Australian Entities was purchased from the respective entities in exchange for a debt assumption, whereby the Company agreed to assume a five million dollar ($5,000,000) debt and issued two hundred fifty thousand (250,000) warrants to purchase shares of the Company’s Common Stock. The debt is collateralized by Chanticleer’s assets including all accounts, documents, instruments, general intangibles, chattel paper, equipment, inventory, personal property, intellectual property and all other business assets of Chanticleer. The 5,000,000 debt is to be repaid in three installments as follows: $2,000,000 on or before December 31, 2014, $2,000,000 on or before June 30, 2015, $1,000,000 plus interest and all other fees on or before December 31, 2015. Warrants were fair valued at $515,600 using a Black Scholes valuation model. The acquisition was accounted for using the purchase method in accordance with ASC 805, “Business Combinations”.

The audited consolidated financial statements of Chanticleer included herein are for the year ended December 31, 2013. The audited combined financial statements of TMIX Management Australia PTY. LTD., Hoot Parramatta PTY. LTD., and Hoot Penrith PTY. LTD. are for the year ended June 30, 2014.

NOTE 2 - PRO FORMA ADJUSTMENTS

The pro forma adjustments to the condensed combined balance sheet give effect to the acquisition of the Australian Entities as if the transactions had occurred on June 30, 2014. The pro forma adjustments to the condensed consolidated statements of operations for the year ended December 31, 2013 and for the six months ended June 30, 2014 give effect to the acquisition of the Australian Entities as if the transactions had occurred at the beginning for each period.

Balance Sheet - June 30, 2014

a.	Derived from the unaudited balance sheet of Chanticleer as of June 30, 2014.
b.	Derived from the audited combined balance sheet of TMIX Management Australia PTY. LTD., Hoot Parramatta PTY. LTD., and Hoot Penrith PTY. LTD. as of the year ended June 30, 2014.
c.	Reflects the acquisition of TMIX Management Australia PTY. LTD., Hoot Parramatta PTY. LTD., and Hoot Penrith PTY. LTD. for assumption of $5,000,000 debt and issuance of 250,000 warrants.
d.	To eliminate equity of TMIX Management Australia PTY. LTD., Hoot Parramatta PTY. LTD., and Hoot Penrith PTY. LTD in consolidation with Chanticleer Holdings, Inc.
e.	Gaming revenue cash received to be offset against assumed loan payable per debt assumption agreement.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed.

Purchase Consideration (60% Value):	$5,515,600

Assets acquired and liabilities assumed:
Property and equipment	$1,603,557
Intangible assets	220,500
Inventory	47,777
Non-controlling interest (at fair value)	(3,677,067)
Other assets	20,186
Liabilities acquired	(1,496,536)
Goodwill	8,797,183
Net assets acquired	$5,515,600

The cost of the transaction was allocated to the tangible and intangible assets and liabilities assumed based on estimates of their respective fair values at the date of acquisition with the remaining unallocated purchase price recorded as goodwill. Management is responsible for the valuation of net assets and considered a number of factors when estimating the fair values and estimated useful lives of acquired assets and liabilities.

Statement of Operations - For the Year Ended December 31, 2013

a)	Derived from the audited statement of operations of Chanticleer for the year ended December 31, 2013.
b)	Derived from the combined unaudited statement of operations of TMIX Management Australia PTY. LTD., Hoot Parramatta PTY. LTD., and Hoot Penrith PTY. LTD for the year ended December 31, 2013.
c)	To record gaming revenue in connection with purchase agreement.
d)	To allocate 40% of income after provision of income taxes to non-controlling interest.

Statement of Operations - For the Six Months Ended June 30, 2014

a)	Derived from the unaudited statement of operations of Chanticleer for the six months ended June 30, 2014.
b)	Derived from the combined unaudited statement of operations of TMIX Management Australia PTY. LTD., Hoot Parramatta PTY. LTD., and Hoot Penrith PTY. LTD for the year ended June 30, 2013.
c)	To record gaming revenue in connection with purchase agreement.
d)	To allocate 40% of income after provision of income taxes to non-controlling interest.